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                          REED SMITH SHAW & MCCLAY LLP
                   Formed in the Commonwealth of Pennsylvania

Gerard S. DiFiore            One Riverfront Plaza
Resident Counsel        Newark, New Jersey  07102-5400
                             Phone: 973-622-1600
Writer's Direct              Fax:   973-622-4747
Numbers:
Phone 973-622-1600
Fax 973-622-4747
gsdifior@rssm.com

                                                              October 3, 1997


Flemington Pharmaceutical Corporation
43 Emery Avenue
Flemington, New Jersey 08822

         Re:      Flemington Pharmaceutical Corporation
                  Registration Statement on Form SB-2 for up to 718,750 Units

Ladies and Gentlemen:

         This opinion is delivered to you in connection with Amendment No. 1 to the Registration Statement on Form SB-2 (the "Registration Statement"), which will be filed on or about October 3, 1997 by Flemington Pharmaceutical Corporation, a New Jersey corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for registration under the Act of (a) an aggregate of up to 718,750 units (the "Units") each unit consisting of (i) two (2) shares (the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock") and (ii) two (2) Redeemable Class A Common Stock Purchase Warrants (the "Class A Warrants"); and (b) 62,500 units issuable upon exercise of a unit purchase option (the "Unit Purchase Option") to be issued to Monroe Parker Securities, Inc. (the "Underwriter"). The Units are to be offered and sold to the public by the Underwriter on a firm commitment basis pursuant to the Registration Statement. Each Class A Warrant evidences the right to purchase one
(1) share of Common Stock.

         We are familiar with the Articles of Incorporation, the corporate minute book and the By-Laws of the Company, and the Registration Statement. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion, and we are of the opinion that:

                  A. The 1,437,500 Shares proposed to be sold by the Company will, when sold pursuant to the Registration Statement and the Resolutions of the Board of Directors of the Company authorizing the same, be legally issued, fully paid and non-assessable.


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REED SMITH SHAW & MCCLAY LLP

Flemington Pharmaceutical Corporation
October 3, 1997
Page -2-


                  B. The 1,437,500 shares of Common Stock issuable upon exercise of the Class A Warrants, when issued in accordance with the terms and conditions of the Warrant Agreement, a form of which is filed as an Exhibit to the Registration Statement, among the Company, the Underwriter, and American Stock Transfer Transfer and Trust Co., as warrant agent (the "Warrant Agreement"), will be legally issued, fully paid and non-assessable.

                  C. The 62,500 shares of Common Stock included in the Units issuable upon exercise of the Underwriter's Unit Purchase Option will, when issued in accordance with the terms and conditions of the Unit Purchase Option to be granted by the Company to the Underwriter, a form of which is filed as an exhibit to the Registration Statement, be legally issued, fully paid and non-assessable. The 62,500 shares of Common Stock issuable upon exercise of the Class A Warrants underlying the Unit Purchase Option, will, when issued in accordance with the terms and conditions of the Unit Purchase Option and the Warrant Agreement, be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

         By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         This opinion is rendered to the Company and no other person may rely upon it without our written consent.

                                         Very truly yours,



                                         REED, SMITH, SHAW & McCLAY LLP